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                                                                    Exhibit 23.1


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated February 24, 2003, accompanying the financial statements of The American Corporation contained in the Registration Statement and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and related Prospectus, and to the use of our name as it appears under the caption "Experts."



                                         SPICER, JEFFRIES & CO.


Denver, Colorado
March 24, 2003